Exhibit 99.1

Curtiss-Wright Reports Fourth Quarter and Full-Year 2022 Financial Results; Issues Full-Year 2023 Guidance Reflecting Higher Sales, Operating Margin, EPS and Free Cash Flow

Strong Q4 Results Drive Record FY22 Sales, Profitability and Orders

DAVIDSON, N.C.--(BUSINESS WIRE)--February 21, 2023--Curtiss-Wright Corporation (NYSE: CW) reports financial results for the fourth quarter and full-year ended December 31, 2022.

Fourth Quarter 2022 Highlights:

  Reported sales of $758 million, operating income of $157 million, operating margin of 20.8%, diluted earnings per share (EPS) of $2.82, and free cash flow (FCF) of $283 million;
  Adjusted sales of $758 million, up 16% year-over-year;
  Adjusted operating income of $160 million, up 24%;
  Adjusted operating margin of 21.1%, up 140 basis points;
  Adjusted diluted EPS of $2.92, up 21%;
  Adjusted FCF of $299 million, with 265% FCF conversion; and
  New orders of $714 million, up 5%, reflecting solid demand in Aerospace & Defense (A&D) and Commercial markets.

Full-Year 2022 Highlights:

  Reported sales of $2.6 billion, operating income of $423 million, operating margin of 16.6%, diluted EPS of $7.62, and FCF of $257 million;
  Adjusted sales of $2.6 billion, up 4% year-over-year;
  Adjusted operating income of $443 million, up 5%;
  Adjusted operating margin of 17.3%, up 30 basis points;
  Adjusted diluted EPS of $8.13, up 11%;
  Adjusted FCF of $296 million, with 94% FCF conversion;
  Total share repurchases of $50 million; and
  New orders of $2.9 billion, up 15%; Backlog up 19%.

"Curtiss-Wright delivered record financial performance in the fourth quarter, driven by double-digit organic sales growth in our Aerospace & Defense and Commercial markets, and a strong performance from the recent acquisition of our engineered arresting systems business," said Lynn M. Bamford, Chair and CEO of Curtiss-Wright Corporation. "In addition, we achieved record quarterly Adjusted free cash flow of nearly $300 million, which generated robust free cash flow conversion of 265%."

"Our full-year 2022 results were highlighted by a strong operational performance, as we produced higher sales and operating income in our Aerospace & Industrial and Naval & Power segments. Further, the strength and resilience of our combined portfolio enabled us to minimize the impact of the challenging supply chain environment, as we generated 30 basis points in full-year operating margin expansion to 17.3%, and delivered double-digit EPS growth. Our results also reflected record orders of $2.9 billion and a book-to-bill of 1.15x, driven by strong demand across the portfolio."

“Looking to 2023, we anticipate total sales growth of 4% to 6% principally driven by strong growth in our A&D markets, continued operating margin expansion while maintaining steady investments in our technology, and strong Adjusted free cash flow generation ranging from $360 to $400 million. As a result, we remain well-positioned with line of sight to the 3-year financial targets that we communicated at our 2021 Investor Day.”

Fourth Quarter 2022 Operating Results

(In millions)	Q4-2022	Q4-2021	Change
Reported
Sales	$758	$667	14%
Operating income	$157	$105	49%
Operating margin	20.8%	15.8%	500 bps

Adjusted (1)
Sales	$758	$655	16%
Operating income	$160	$129	24%
Operating margin	21.1%	19.7%	140 bps
(1)	Reconciliations of Reported to Adjusted operating results are available in the Appendix.
  Adjusted sales of $758 million increased 16% compared with the prior year, and included a $9 million or 1% headwind from unfavorable foreign currency translation, mainly within our Aerospace & Industrial segment;
  Total A&D market sales increased 18%, while total Commercial market sales increased 10%;
  In our A&D markets, our results reflected strong growth of 20% in our defense markets, driven by higher defense electronics revenues, the contribution from the acquisition of our engineered arresting systems business and double-digit sales growth in commercial aerospace;
  In our Commercial markets, we experienced double-digit sales growth in the general industrial market, as well as high-single digit sales growth within the power & process market, despite the wind down on the China Direct AP1000 program; and
  Adjusted operating income of $160 million increased 24%, while Adjusted operating margin increased 140 basis points to 21.1%, principally driven by favorable overhead absorption on higher revenues in all three segments, as well as the benefits of our prior year restructuring and ongoing company-wide operational excellence initiatives.

Fourth Quarter 2022 Segment Performance

Aerospace & Industrial

(In millions)	Q4-2022	Q4-2021	Change
Reported
Sales	$223	$210	6%
Operating income	$41	$40	2%
Operating margin	18.2%	19.0%	(80 bps)

Adjusted (1)
Sales	$223	$208	8%
Operating income	$41	$40	2%
Operating margin	18.5%	19.5%	(100 bps)
(1)	Reconciliations of Reported to Adjusted operating results are available in the Appendix.
  Adjusted sales of $223 million, up $16 million, or 8% overall, and included a $6 million or 4% headwind from unfavorable foreign currency translation;
  Higher commercial aerospace market revenue was driven by higher sales of actuation and sensors products on numerous narrowbody and widebody platforms;
  Lower aerospace defense market revenue reflected the timing of defense market sales of our actuation and sensors products;
  Strong double-digit revenue growth in the general industrial market reflected continued strong demand for industrial vehicle products serving on-highway, off-highway and specialty platforms, and increased sales of surface treatment services; and
  Adjusted operating income was $41 million, up 2% from the prior year, while Adjusted operating margin decreased 100 basis points to 18.5%, as favorable absorption on higher sales and the benefits of our ongoing operational excellence initiatives were partially offset by unfavorable mix on actuation products.

Defense Electronics

(In millions)	Q4-2022	Q4-2021	Change
Reported
Sales	$236	$199	19%
Operating income	$70	$52	34%
Operating margin	29.7%	26.3%	340 bps

Adjusted (1)
Sales	$236	$200	18%
Operating income	$70	$53	33%
Operating margin	29.7%	26.5%	320 bps
(1)	Reconciliations of Reported to Adjusted operating results are available in the Appendix.
  Adjusted sales of $236 million, up $37 million, or 18%, principally reflected strong growth in defense market sales, despite ongoing supply chain headwinds related to the availability of electronic components;
  Higher aerospace defense market revenues reflected increased sales of our embedded computing equipment on various fighter jet and helicopter programs;
  Ground defense market revenue increases reflected higher sales of our tactical communications equipment; and
  Adjusted operating income was $70 million, up 33% from the prior year, while adjusted operating margin increased 320 basis points to 29.7%, primarily driven by strong absorption on higher defense revenues.

Naval & Power

(In millions)	Q4-2022	Q4-2021	Change
Reported
Sales	$298	$258	16%
Operating income	$59	$25	135%
Operating margin	19.7%	9.7%	1,000 bps

Adjusted (1)
Sales	$298	$248	20%
Operating income	$60	$48	26%
Operating margin	20.3%	19.3%	100 bps
(1)	Reconciliations of Reported to Adjusted operating results are available in the Appendix.
  Adjusted sales of $298 million, up $50 million, or 20%;
  Higher aerospace defense market revenues reflected the contribution from the arresting systems acquisition for arresting systems equipment, principally to international customers;
  Naval defense market revenue increases reflected the strong ramp up on the Columbia-class submarine program partially offset by timing of revenues on the CVN-80 aircraft carrier program;
  Higher power & process market revenues reflected strong growth in nuclear aftermarket sales supporting existing operating reactors as well as increased industrial valve sales in the process market. Those increases were partially offset by the wind down of production on the China Direct AP1000 program; and
  Adjusted operating income was $60 million, up 26% from the prior year, while adjusted operating margin increased 100 basis points to 20.3%, driven by favorable absorption on higher organic revenues, a solid contribution from the arresting systems acquisition and the benefits of our restructuring initiatives.

Free Cash Flow

(In millions)	Q4-2022	Q4-2021	Change
Net cash provided by operating activities	$292	$232	26%
Capital expenditures	(9)	(13)	(29%)
Reported free cash flow	$283	$219	29%
Adjusted free cash flow (1)	$299	$219	37%
(1)	A reconciliation of Reported to Adjusted free cash flow is available in the Appendix.
  Reported free cash flow of $283 million increased $64 million, primarily due to higher cash earnings and lower taxes;
  Adjusted free cash flow of $299 million increased $80 million; and
  Capital expenditures decreased $4 million compared with the prior year.

New Orders and Backlog

  New orders of $714 million increased 5% in the fourth quarter driven by strong demand for defense electronics products and the contribution from our arresting systems acquisition within our A&D markets, and for nuclear aftermarket products within our Commercial markets;
  Full-year 2022 new orders of $2.9 billion increased 15% and generated an overall book-to-bill of 1.15x, reflecting growth in our A&D and Commercial markets; and
  Backlog of $2.6 billion, up 19% from December 31, 2021, reflects strong demand in our Defense and Commercial Aerospace markets.

Share Repurchase and Dividends

  During the fourth quarter, the Company repurchased 74,816 shares of its common stock for approximately $12 million;
  During full-year 2022, the Company repurchased 0.3 million shares for $50 million; and
  The Company also declared a quarterly dividend of $0.19 a share.

Other Items – Completion of Financing of $300 Million in Senior Notes

  On October 27, 2022, the Company announced the successful completion of a private placement debt offering of $300 million for senior notes, consisting of $200 million 4.49% notes due 2032 and $100 million 4.64% notes due 2034.

Full-Year 2023 Guidance

The Company's full-year 2023 Adjusted financial guidance(1) is as follows:

($ in millions, except EPS)	2023 Adjusted Non-GAAP Guidance	% Chg vs 2022
Total Sales	$2,655 - $2,710	Up 4% - 6%
Operating Income	$463 - $477	Up 5% - 8%
Operating Margin	17.4% - 17.6%	Up 10 - 30 bps
Diluted EPS	$8.65 - $8.90	Up 6% - 10%
Free Cash Flow	$360 - $400	Up 22% - 36%
(1)

Reconciliations of Reported to Adjusted 2022 operating results and 2023 financial guidance are available in the Appendix, and exclude first year purchase accounting costs in both periods associated with acquisitions.

**********

A more detailed breakdown of the Company’s 2023 financial guidance by segment and by market, as well as all reconciliations of Reported GAAP amounts to Adjusted non-GAAP amounts, can be found in the accompanying schedules. Historical financial results are available in the Investor Relations section of Curtiss-Wright’s website.

Conference Call & Webcast Information

The Company will host a conference call to discuss fourth quarter and full-year 2022 financial results and expectations for 2023 guidance at 9:00 a.m. ET on Wednesday, February 22, 2023. A live webcast of the call and the accompanying financial presentation, as well as a webcast replay of the call, will be made available on the internet by visiting the Investor Relations section of the Company’s website at www.curtisswright.com.

(Tables to Follow)

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
($'s in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Product sales	$646,263	$556,911	$2,135,882	$2,109,617
Service sales	111,402	109,847	421,143	396,314
Total net sales	757,665	666,758	2,557,025	2,505,931

Cost of product sales	399,389	340,432	1,348,569	1,330,191
Cost of service sales	65,792	64,454	253,847	242,384
Total cost of sales	465,181	404,886	1,602,416	1,572,575

Gross profit	292,484	261,872	954,609	933,356

Research and development expenses	19,032	21,814	80,836	88,489
Selling expenses	31,199	27,729	121,586	116,956
General and administrative expenses	85,008	96,532	324,093	326,140
Loss on divestiture	—	—	4,651	—
Impairment of assets held for sale	—	10,432	—	19,088

Operating income	157,245	105,365	423,443	382,683

Interest expense	13,665	10,146	46,980	40,240
Other income, net	1,434	3,157	12,732	12,067

Earnings before income taxes	145,014	98,376	389,195	354,510
Provision for income taxes	(35,991)	(21,797)	(94,847)	(87,351)
Net earnings	$109,023	$76,579	$294,348	$267,159

Net earnings per share:
Basic earnings per share	$2.85	$1.95	$7.67	$6.61
Diluted earnings per share	$2.82	$1.94	$7.62	$6.58

Dividends per share	$0.19	$0.18	$0.75	$0.71

Weighted average shares outstanding:
Basic	38,296	39,309	38,386	40,417
Diluted	38,633	39,524	38,649	40,602

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
($'s in thousands, except par value)

	December 31,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$256,974	$171,004
Receivables, net	724,603	647,148
Inventories, net	483,113	411,567
Assets held for sale	—	10,988
Other current assets	52,623	67,101
Total current assets	1,517,313	1,307,808
Property, plant, and equipment, net	342,708	360,031
Goodwill	1,544,635	1,463,026
Other intangible assets, net	620,897	538,077
Operating lease right-of-use assets, net	153,855	143,613
Prepaid pension asset	222,627	256,422
Other assets	47,567	34,568
Total assets	$4,449,602	$4,103,545

Liabilities
Current liabilities:
Current portion of long-term and short-term debt	$202,500	$—
Accounts payable	266,525	211,640
Accrued expenses	177,536	147,701
Deferred revenue	242,483	260,157
Liabilities held for sale	—	12,655
Other current liabilities	82,395	102,714
Total current liabilities	971,439	734,867
Long-term debt	1,051,900	1,050,610
Deferred tax liabilities	123,001	147,349
Accrued pension and other postretirement benefit costs	58,348	91,329
Long-term operating lease liability	132,275	127,152
Long-term portion of environmental reserves	12,547	13,656
Other liabilities	107,973	112,092
Total liabilities	2,457,483	2,277,055

Stockholders' equity
Common stock, $1 par value	$49,187	$49,187
Additional paid in capital	134,553	127,104
Retained earnings	3,174,396	2,908,827
Accumulated other comprehensive loss	(258,916)	(190,465)
Less: cost of treasury stock	(1,107,101)	(1,068,163)
Total stockholders' equity	1,992,119	1,826,490

Total liabilities and stockholders' equity	$4,449,602	$4,103,545

Use and Definitions of Non-GAAP Financial Information (Unaudited)

The Corporation supplements its financial information determined under U.S. generally accepted accounting principles (GAAP) with certain non-GAAP financial information. Curtiss-Wright believes that these Adjusted (non-GAAP) measures provide investors with improved transparency in order to better measure Curtiss-Wright’s ongoing operating and financial performance and better comparisons of our key financial metrics to our peers. These non-GAAP measures should not be considered in isolation or as a substitute for the related GAAP measures, and other companies may define such measures differently. Curtiss-Wright encourages investors to review its financial statements and publicly filed reports in their entirety and not to rely on any single financial measure. Reconciliations of “Reported” GAAP amounts to “Adjusted” non-GAAP amounts are furnished within this release.

The following definitions are provided:

Adjusted Sales, Operating Income, Operating Margin, Net Earnings and Diluted EPS

These Adjusted financials are defined as Reported Sales, Operating Income, Operating Margin, Net Earnings and Diluted Earnings per Share under GAAP excluding: (i) the impact of first year purchase accounting costs associated with acquisitions, specifically one-time inventory step-up, backlog amortization, deferred revenue adjustments and transaction costs; (ii) the sale or divestiture of a business or product line; (iii) pension settlement charges; and (iv) significant legal settlements, impairment costs, and costs associated with shareholder activism, as applicable.

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
RECONCILIATION OF AS REPORTED TO ADJUSTED (UNAUDITED)
($'s in thousands)

	Three Months Ended			Three Months Ended
	December 31, 2022			December 31, 2021			% Change
	As Reported	Adjustments	Adjusted	As Reported	Adjustments	Adjusted	As Reported	Adjusted
Sales:
Aerospace & Industrial (1)	$223,258	$—	$223,258	$209,994	$(2,418)	$207,576	6%	8%
Defense Electronics (2)	236,456	—	236,456	199,259	360	199,619	19%	18%
Naval & Power (4)	297,951	—	297,951	257,505	(9,401)	248,104	16%	20%

Total sales	$757,665	$—	$757,665	$666,758	$(11,459)	$655,299	14%	16%

Operating income (expense):
Aerospace & Industrial (1)(3)	$40,599	$703	$41,302	$39,943	$493	$40,436	2%	2%
Defense Electronics (2)	70,230	—	70,230	52,433	442	52,875	34%	33%
Naval & Power (3)(4)(5)	58,717	1,724	60,441	25,025	22,802	47,827	135%	26%

Total segments	$169,546	$2,427	$171,973	$117,401	$23,737	$141,138	44%	22%
Corporate and other	(12,301)	—	(12,301)	(12,036)	(22)	(12,058)	2%	2%

Total operating income	$157,245	$2,427	$159,672	$105,365	$23,715	$129,080	49%	24%

Operating margins:	As Reported		Adjusted	As Reported		Adjusted	As Reported	Adjusted
Aerospace & Industrial	18.2%		18.5%	19.0%		19.5%	(80 bps)	(100 bps)
Defense Electronics	29.7%		29.7%	26.3%		26.5%	340 bps	320 bps
Naval & Power	19.7%		20.3%	9.7%		19.3%	1,000 bps	100 bps
Total Curtiss-Wright	20.8%		21.1%	15.8%		19.7%	500 bps	140 bps

Segment margins	22.4%		22.7%	17.6%		21.5%	480 bps	120 bps
(1) Excludes our build-to-print actuation product line supporting the Boeing 737 Max program, which we substantially exited in the fourth quarter of 2020.
(2) Excludes first year purchase accounting adjustments in the prior period.
(3) Excludes first year purchase accounting adjustments in the current period.
(4) Excludes the results of operations from our German valves business, which was sold in January 2022, including an impairment loss in the prior period.
(5) Excludes one-time legal settlement costs in the prior period.

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
RECONCILIATION OF AS REPORTED TO ADJUSTED (UNAUDITED)
($'s in thousands)

	Year Ended			Year Ended
	December 31, 2022			December 31, 2021			% Change
	As Reported	Adjustments	Adjusted	As Reported	Adjustments	Adjusted	As Reported	Adjusted
Sales:
Aerospace & Industrial (1)	$836,035	$—	$836,035	$786,334	$(11,182)	$775,152	6%	8%
Defense Electronics (2)	690,262	—	690,262	724,326	3,600	727,926	(5)%	(5)%
Naval & Power (4)	1,030,728	—	1,030,728	995,271	(29,869)	965,402	4%	7%

Total sales	$2,557,025	$—	$2,557,025	$2,505,931	$(37,451)	$2,468,480	2%	4%

Operating income (expense):
Aerospace & Industrial (1)(3)	$136,996	$703	$137,699	$121,817	$(1,586)	$120,231	12%	15%
Defense Electronics (2)	154,568	—	154,568	159,089	5,134	164,223	(3)%	(6)%
Naval & Power (3)(4)(6)	177,582	14,056	191,638	141,660	34,139	175,799	25%	9%

Total segments	$469,146	$14,759	$483,905	$422,566	$37,687	$460,253	11%	5%
Corporate and other (5)	(45,703)	4,876	(40,827)	(39,883)	53	(39,830)	15%	3%

Total operating income	$423,443	$19,635	$443,078	$382,683	$37,739	$420,422	11%	5%

Operating margins:	As Reported		Adjusted	As Reported		Adjusted	As Reported	Adjusted
Aerospace & Industrial	16.4%		16.5%	15.5%		15.5%	90 bps	100 bps
Defense Electronics	22.4%		22.4%	22.0%		22.6%	40 bps	(10 bps)
Naval & Power	17.2%		18.6%	14.2%		18.2%	300 bps	40 bps
Total Curtiss-Wright	16.6%		17.3%	15.3%		17.0%	130 bps	30 bps

Segment margins	18.3%		18.9%	16.9%		18.6%	140 bps	30 bps
(1) Excludes our build-to-print actuation product line supporting the Boeing 737 Max program, which we substantially exited in the fourth quarter of 2020.
(2) Excludes first year purchase accounting adjustments in the prior period.
(3) Excludes first year purchase accounting adjustments in the current period.

(4) Excludes the results of operations from our German valves business, which was sold in January 2022, including a loss on divestiture in the current period and an impairment loss in the prior period.

(5) Excludes costs associated with shareholder activism in the current period.
(6) Excludes one-time legal settlement costs in the prior period.

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
RECONCILIATION OF AS REPORTED SALES TO ADJUSTED SALES BY END MARKET (UNAUDITED)
($'s in thousands)

	Three Months Ended			Three Months Ended
	December 31, 2022			December 31, 2021			% Change
	As Reported	Adjustments	Adjusted Sales	As Reported	Adjustments	Adjusted Sales	Change in As Reported Sales	Change in Adjusted Sales
Aerospace & Defense markets:
Aerospace Defense	$172,763	$—	$172,763	$124,815	$—	$124,815	38%	38%
Ground Defense (1)	81,348	—	81,348	61,199	360	61,559	33%	32%
Naval Defense	183,418	—	183,418	179,259	—	179,259	2%	2%
Commercial Aerospace (2)	77,178	—	77,178	71,437	(2,418)	69,019	8%	12%
Total Aerospace & Defense	$514,707	$—	$514,707	$436,710	$(2,058)	$434,652	18%	18%

Commercial markets:
Power & Process (3)	131,598	—	131,598	129,916	(9,401)	120,515	1%	9%
General Industrial	111,360	—	111,360	100,132	—	100,132	11%	11%
Total Commercial	$242,958	$—	$242,958	$230,048	$(9,401)	$220,647	6%	10%

Total Curtiss-Wright	$757,665	$—	$757,665	$666,758	$(11,459)	$655,299	14%	16%

	Year Ended			Year Ended
	December 31, 2022			December 31, 2021			% Change
	As Reported	Adjustments	Adjusted Sales	As Reported	Adjustments	Adjusted Sales	Change in As Reported Sales	Change in Adjusted Sales
Aerospace & Defense markets:
Aerospace Defense	$479,743	$—	$479,743	$452,661	$—	$452,661	6%	6%
Ground Defense (1)	219,739	—	219,739	220,290	3,600	223,890	0%	(2%)
Naval Defense	694,015	—	694,015	710,688	—	710,688	(2%)	(2%)
Commercial Aerospace (2)	276,519	—	276,519	267,722	(11,182)	256,540	3%	8%
Total Aerospace & Defense	$1,670,016	$—	$1,670,016	$1,651,361	$(7,582)	$1,643,779	1%	2%

Commercial markets:
Power & Process (3)	472,300	—	472,300	473,489	(29,869)	443,620	0%	6%
General Industrial	414,709	—	414,709	381,081	—	381,081	9%	9%
Total Commercial	$887,009	$—	$887,009	$854,570	$(29,869)	$824,701	4%	8%

Total Curtiss-Wright	$2,557,025	$—	$2,557,025	$2,505,931	$(37,451)	$2,468,480	2%	4%
(1) Excludes first year purchase accounting adjustments in the prior period.
(2) Excludes our build-to-print actuation product line supporting the Boeing 737 MAX program, which we substantially exited in the fourth quarter of 2020.
(3) Excludes the prior period results of our German valves business, which was sold in January 2022.

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
RECONCILIATION OF AS REPORTED TO ADJUSTED DILUTED EARNINGS PER SHARE (UNAUDITED)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Diluted earnings per share - As Reported	$2.82	$1.94	$7.62	$6.58
First year purchase accounting adjustments	0.05	0.02	0.18	0.11
Divested German valves business	—	0.11	0.14	0.30
Costs associated with shareholder activism	—	—	0.10	—
Pension settlement charges	0.05	—	0.09	0.06
Charges related to legal settlement	—	0.32	—	0.31
Exit of build-to-print actuation product line	—	0.01	—	(0.02)
Diluted earnings per share - Adjusted (1)	$2.92	$2.40	$8.13	$7.34
(1) All adjustments are presented net of income taxes.

Organic Sales and Organic Operating Income

The Corporation discloses organic sales and organic operating income because the Corporation believes it provides investors with insight as to the Company’s ongoing business performance. Organic sales and organic operating income are defined as sales and operating income, excluding contributions from acquisitions and results of operations from divested businesses or product lines during the last twelve months, impairment of assets held for sale and corresponding loss from sale of our industrial valves business in Germany, and foreign currency fluctuations.

	Three Months Ended
	December 31,
	2022 vs. 2021
	Aerospace & Industrial		Defense Electronics		Naval & Power		Total Curtiss-Wright
	Sales	Operating income	Sales	Operating income	Sales	Operating income	Sales	Operating income
As Reported	6%	2%	19%	34%	16%	135%	14%	49%
Less: Acquisitions/divestiture	1%	0%	0%	0%	(9%)	(17%)	(3%)	(4%)
Impairment of assets held for sale	0%	0%	0%	0%	0%	(42%)	0%	(10%)
Foreign currency	4%	(1%)	0%	(5%)	1%	(2%)	1%	(4%)
Organic	11%	(1%)	19%	29%	8%	74%	12%	31%

	Year Ended
	December 31,
	2022 vs. 2021
	Aerospace & Industrial		Defense Electronics		Naval & Power		Total Curtiss-Wright
	Sales	Operating income	Sales	Operating income	Sales	Operating income	Sales	Operating income
As Reported	6%	12%	(5%)	(3%)	4%	25%	2%	11%
Less: Acquisitions/divestiture	1%	1%	0%	0%	(1%)	0%	0%	0%
Loss on divestiture/impairment of assets held for sale	0%	0%	0%	0%	0%	(10%)	0%	(4%)
Foreign currency	3%	1%	1%	(3%)	0%	0%	1%	(1%)
Organic	10%	14%	(4%)	(6%)	3%	15%	3%	6%

Free Cash Flow and Free Cash Flow Conversion

The Corporation discloses free cash flow because it measures cash flow available for investing and financing activities. Free cash flow represents cash available to repay outstanding debt, invest in the business, acquire businesses, return capital to shareholders and make other strategic investments. Free cash flow is defined as net cash provided by operating activities less capital expenditures. Adjusted free cash flow for 2022 excludes: (i) payments associated with the Westinghouse legal settlement and (ii) executive pension payments. The Corporation discloses adjusted free cash flow conversion because it measures the proportion of net earnings converted into free cash flow and is defined as adjusted free cash flow divided by adjusted net earnings.

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
NON-GAAP FINANCIAL DATA (UNAUDITED)
($'s in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Net cash provided by operating activities	$292,389	$231,907	$294,776	$387,668
Capital expenditures	(9,428)	(13,250)	(38,217)	(41,108)
Free cash flow	$282,961	$218,657	$256,559	$346,560
Westinghouse legal settlement	—	—	15,000	—
Pension payment to former executives	15,753	—	23,967	—
Adjusted free cash flow	$298,714	$218,657	$295,526	$346,560
Adjusted free cash flow conversion	265%	230%	94%	116%

CURTISS-WRIGHT CORPORATION
2023 Guidance
As of February 21, 2023
($'s in millions, except per share data)

	2022 Reported (GAAP)	2022 Adjustments (Non- GAAP)(1,3)	2022 Adjusted (Non- GAAP)(1,3)	2023 Reported Guidance (GAAP)		2023 Adjustments (Non- GAAP)(2,3)	2023 Adjusted Guidance (Non-GAAP)(2,3)
				Low	High		Low	High	2023 Chg vs 2022 Adjusted
Sales:
Aerospace & Industrial	$836	$—	$836	$845	$860	$—	$845	$860	1 - 3%
Defense Electronics	690	—	690	725	750	—	725	750	5 - 9%
Naval & Power	1,031	—	1,031	1,085	1,100	—	1,085	1,100	5 - 7%
Total sales	$2,557	$—	$2,557	$2,655	$2,710	$—	$2,655	$2,710	4 to 6%

Operating income:
Aerospace & Industrial	$137	$1	$138	$143	$148	$—	$143	$148	4 - 7%
Defense Electronics	155	—	155	165	172	—	165	172	7 - 11%
Naval & Power	178	14	192	182	186	8	190	194	(1) - 1%
Total segments	469	15	484	490	506	8	498	514
Corporate and other	(46)	5	(41)	(35)	(38)	—	(35)	(38)
Total operating income	$423	$20	$443	$455	$469	$8	$463	$477	5 to 8%

Interest expense	$(47)	$—	$(47)	$(52)	$(54)	$—	$(52)	$(54)
Other income, net	13	4	17	27	28	—	27	28
Earnings before income taxes	389	24	413	430	443	8	438	451
Provision for income taxes	(95)	(4)	(99)	(103)	(106)	(2)	(105)	(108)
Net earnings	$294	$20	$314	$327	$336	$6	$333	$343

Diluted earnings per share	$7.62	$0.51	$8.13	$8.49	$8.74	$0.16	$8.65	$8.90	6 to 10%
Diluted shares outstanding	38.6		38.6	38.5	38.5		38.5	38.5
Effective tax rate	24.4%		24.0%	24.0%	24.0%		24.0%	24.0%

Operating margins:
Aerospace & Industrial	16.4%		16.5%	17.0%	17.2%		17.0%	17.2%	50 to 70 bps
Defense Electronics	22.4%		22.4%	22.7%	22.9%		22.7%	22.9%	30 to 50 bps
Naval & Power	17.2%		18.6%	16.7%	16.9%		17.5%	17.7%	(110) to (90) bps
Total operating margin	16.6%		17.3%	17.1%	17.3%		17.4%	17.6%	10 to 30 bps

Free cash flow	$257	$39	$296	$350	$390	$10	$360	$400
Notes: Full year amounts may not add due to rounding.

(1) 2022 Adjusted financials exclude the impact of first year purchase accounting adjustments, the loss on sale of our German valves business, costs associated with shareholder activism and pension settlement charges related to the retirement of two former executives.

(2) 2023 Adjusted financials exclude the impact of first year purchase accounting adjustments.

(3) Free Cash Flow is defined as cash flow from operations less capital expenditures. 2022 Adjusted Free Cash Flow excluded one-time pension settlement payments of $24 million and a legal settlement payment of $15 million. 2023 Adjusted Free Cash Flow guidance excludes a legal settlement payment of $10 million.

CURTISS-WRIGHT CORPORATION
2023 Sales Growth Guidance by End Market
As of February 21, 2023

	2023 % Change vs 2022 Adjusted(1)	% Total Sales

Aerospace & Defense Markets
Aerospace Defense	9 - 11%	20%
Ground Defense	4 - 6%	9%
Naval Defense	4 - 6%	27%
Commercial Aerospace	5 - 7%	11%
Total Aerospace & Defense	6 - 8%	67%

Commercial Markets
Power & Process	Flat	18%
General Industrial	2 - 4%	16%
Total Commercial	0 - 2%	33%

Total Curtiss-Wright Sales	4 - 6%	100%
Note: Sales percentages may not add due to rounding.

(1) 2023 and 2022 Sales include the contribution from the engineered arresting systems business, acquired on June 30, 2022, to the Aerospace Defense market.

About Curtiss-Wright Corporation

Curtiss-Wright Corporation (NYSE:CW) is a global integrated business that provides highly engineered products, solutions and services mainly to Aerospace & Defense markets, as well as critical technologies in demanding Commercial Power, Process and Industrial markets. We leverage a workforce of approximately 8,100 highly skilled employees who develop, design and build what we believe are the best engineered solutions to the markets we serve. Building on the heritage of Glenn Curtiss and the Wright brothers, Curtiss-Wright has a long tradition of providing innovative solutions through trusted customer relationships. For more information, visit www.curtisswright.com.

Certain statements made in this press release, including statements about future revenue, financial performance guidance, quarterly and annual revenue, net income, operating income growth, future business opportunities, cost saving initiatives, the successful integration of the Company’s acquisitions, and future cash flow from operations, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements present management's expectations, beliefs, plans and objectives regarding future financial performance, and assumptions or judgments concerning such performance. Any discussions contained in this press release, except to the extent that they contain historical facts, are forward-looking and accordingly involve estimates, assumptions, judgments and uncertainties. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Such risks and uncertainties include, but are not limited to: a reduction in anticipated orders; an economic downturn; changes in the competitive marketplace and/or customer requirements; a change in government spending; an inability to perform customer contracts at anticipated cost levels; and other factors that generally affect the business of aerospace, defense contracting, electronics, marine, and industrial companies. Such factors are detailed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and subsequent reports filed with the Securities and Exchange Commission.

This press release and additional information are available at www.curtisswright.com.

Contacts

Jim Ryan
(704) 869-4621
Jim.Ryan@curtisswright.com